FORM OF SELECTED DEALER AGREEMENT
WITH GUGGENHEIM FUNDS DISTRIBUTORS, LLC

To:

RE:	GUGGENHEIM CREDIT INCOME FUND
Ladies and Gentlemen:
Guggenheim Funds Distributors, LLC (the “Dealer Manager”) entered into a Second Amended and Restated Dealer Manager agreement, dated as of April 12, 2017 (the “Dealer Manager Agreement”), with Guggenheim Credit Income Fund (the “Master Fund”), Guggenheim Credit Income Fund 2016 T (“GCIF 2016 T), Guggenheim Credit Income Fund 2019 (“GCIF 2019”), Guggenheim Credit Income Fund 2021 (“GCIF 2021”) and each current and additional future Feeder Fund (as defined below), each a Delaware statutory trust, and receipt of a copy of the Dealer Manager Agreement is hereby acknowledged by Selected Dealer (as defined in Section 2 below).
The Master Fund is a specialty finance company that has elected to be regulated as a business development company, or BDC, under the Investment Company Act of 1940 (the “1940 Act”). The Master Fund also intends to qualify each taxable year to be subject to U.S. federal income tax as a regulated investment company, or a RIC, in accordance with Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”). Guggenheim Credit Income Fund 2021 (“GCIF 2021”) and other investment funds that will be created from time to time and will have the same investment objectives as the Master Fund, are sometimes referred to in this Selected Dealer Agreement (this “Agreement”) in the singular as the “Feeder Fund” or collectively as the “Feeder Funds.” GCIF 2021 and the additional Feeder Funds each will invest substantially all of its assets in the common shares of the Master Fund. The common shares offered by GCIF 2021 and the additional Feeder Funds are sometimes referred to in this Agreement in the singular as a “Share” and in the aggregate as the “Shares.”
This Agreement is intended to cover the offer and sale of Shares by GCIF 2021 and each additional Feeder Fund, if any, designated by the Dealer Manager on Schedule IV to this Agreement, as it may be amended from time to time, on the terms and conditions set forth in each Feeder Fund’s respective Prospectus (as defined below). While the Master Fund will be continuously offered and have an infinite life, GCIF 2021 and each additional Feeder Fund will have a finite offering period and a finite term as set forth in its Prospectus. Under the Dealer Manager Agreement, the Dealer Manager agreed to use its best efforts to sell or cause to be sold the Shares of GCIF 2021 and each additional Feeder Fund in such quantities and to such persons in accordance with such terms as are set forth in the Dealer Manager Agreement. Unless otherwise defined herein, capitalized terms used herein shall have the respective meanings therefor as in the Dealer Manager Agreement.
In connection with the performance of the Dealer Manager’s obligations under Section 3 of the Dealer Manager Agreement, the Dealer Manager is authorized to retain the services of securities dealers (the “Selected Dealers”) who are members of the Financial Industry Regulatory Authority (“FINRA”) to solicit subscriptions for Shares in connection with each Feeder Fund’s public offering. You are hereby invited to become a Selected Dealer and, as such, to use your reasonable best efforts to solicit subscribers for Shares of GCIF 2021 and each additional Feeder Fund designated on Schedule IV to this Agreement in accordance with the following terms and conditions of this Agreement:

1.	Registration Statement.

(a)
Registration Statement and Prospectus. A Registration Statement on Form N-2, including a preliminary prospectus, has been or will be filed with the Securities and Exchange Commission (the “Commission”), in accordance with the applicable requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the applicable rules and regulations of the Commission promulgated thereunder (the “Securities Act Rules and Regulations”) for the registration of the offering of GCIF 2021 and each additional Feeder Fund. The Registration Statement on Form N-2 and the prospectus contained therein for GCIF 2021 and each additional Feeder Fund, respectively, as declared effective by the Commission (the “Effective Date”), and as may be supplemented from time to time, are respectively hereinafter referred to as the “Registration Statement” and the “Prospectus”, except that:

(i)
if a Feeder Fund files a post-effective amendment to such Registration Statement, then the term “Registration Statement” shall, from and after the declaration of the effectiveness of such post-effective amendment by the Commission, refer to such Registration Statement as amended by such post-effective amendment, and the term “Prospectus” shall refer to the amended prospectus, as may be supplemented from time to time, then on file with the Commission; and

(ii)
if the prospectus filed by a Feeder Fund pursuant to Rule 497(c) of the Securities Act Rules and Regulations shall differ from the prospectus on file at the time the Registration Statement or the most recent post-effective amendment thereto, if any, shall have become effective, then the term “Prospectus” shall refer to such prospectus filed pursuant to Rule 497(c), as the case may be, from and after the date on which it shall have been filed. The term “preliminary Prospectus” as used herein shall mean a preliminary prospectus related to the Feeder Fund’s respective Shares as contemplated by Rule 430 or Rule 430A of the Securities Act Rules and Regulations included at any time as part of the Registration Statement.

As used herein, the terms “Registration Statement”, “preliminary Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein. As used herein, the term “Effective Date” also shall refer to the effective date of each post-effective amendment to the Registration Statement, unless the context otherwise requires, including but not limited to with respect to the effective date of this Agreement with respect to any Feeder Fund.

1.	Compliance with Applicable Rules and Regulations; License and Association Membership.
Upon the acceptance of this Agreement by Selected Dealer, the undersigned securities dealer will become one of the “Selected Dealers” referred to in the Dealer Manager Agreement, on a non-exclusive basis, and is referred to herein as “Selected Dealer.” Selected Dealer agrees that solicitation and other activities by it hereunder shall comply with, and shall be undertaken only in accordance with, the terms of the Dealer Manager Agreement, the terms of this Agreement, the Securities Act, the Securities Act Rules and Regulations, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the applicable rules and regulations promulgated thereunder (the “Exchange Act Rules and Regulations”), the Blue Sky Survey (as defined below), the FINRA Rules applicable to the offering of GCIF 2021 and each additional Feeder Fund from time to time in effect, specifically including, but not in any way limited to, FINRA Rules 2040 (Payments to Unregistered Persons), 2111 (Suitability), 2231 (Customer Account Statements), 2310 (Direct Participation Programs), 5130 (Restrictions on the Purchase and Sale of Initial Equity Public Offerings), and 5141 (Sale of Securities in a Fixed Price Offering), and the provisions of Article III.C. of the Omnibus Guidelines of the North American Securities Administrators Association, Inc., as revised and amended on May 7, 2007 and as may be further revised and amended related to the sale of Business Development Companies (the “NASAA Guidelines”).
Selected Dealer’s acceptance of this Agreement constitutes a representation to the Master Fund, GCIF 2021 and each additional Feeder Fund in which Shares are then being offered by Selected Dealer pursuant to this Agreement and to the Dealer Manager that Selected Dealer is a properly registered or licensed broker-dealer, duly authorized to sell the Shares under federal and state securities laws and regulations in all states where it offers or sells Shares, and that it is a member in good standing of FINRA. Selected Dealer represents and warrants that it is currently licensed as a broker-dealer in the jurisdictions identified on Schedule I to this Agreement and that its independent contractors and registered representatives have the appropriate licenses to offer and sell the Shares in such jurisdictions. Further, Selected Dealer agrees that with respect to any invitation extended by Dealer Manager to make offers and sales of the Shares of GCIF 2021 or any additional Feeder Funds (as shown on Schedule IV to this Agreement), Selected Dealer will acknowledge its acceptance of the invitation for the Feeder Fund(s) in which it elects to participate by executing an acceptance in the form contained in Schedule II hereto, as it may be amended from time to time (each, an “Acceptance”), and returning it to the Dealer Manager at the address provided in Section 15(c) herein.
This Agreement shall automatically terminate with no further action by either party if Selected Dealer ceases to be a member in good standing of FINRA or with the securities commission of the state in which Selected Dealer’s principal office is located. Selected Dealer agrees to notify the Dealer Manager immediately if Selected Dealer ceases to be a member in good standing of FINRA or with the securities commission of any state in which Selected Dealer is currently registered or licensed.

2.	Limitation of Offer; Investor Suitability.

(a)	Investor Suitability. Selected Dealer will offer Shares in GCIF 2021 and the additional Feeder Funds only:

(i)	to persons that meet the financial qualifications set forth in the Feeder Fund’s Prospectus or in any suitability letter or memorandum sent to it by the Feeder Fund or the Dealer Manager; and

(ii)
in accordance with Section 8, to persons in the jurisdictions in which it is advised in writing by the Feeder Fund or the Dealer Manager that the Feeder Fund’s Shares are qualified for sale or that qualification is not required (the “Blue Sky Survey”).

Notwithstanding the qualification (or exemption therefrom) of a Feeder Fund’s Shares for sale in any respective jurisdiction, Selected Dealer will not offer Shares and will not permit any of its registered representatives to offer Shares in any jurisdiction unless both Selected Dealer and such registered representative are duly licensed to transact securities business in such jurisdiction. In offering Shares, Selected Dealer shall comply with the provisions of the FINRA Rules, as well as other applicable rules and regulations relating to suitability of investors, including, but not limited to, the provisions of Section III.C. of the NASAA Guidelines.
In offering the sale of Shares of GCIF 2021 and the additional Feeder Funds to any person, Selected Dealer will have reasonable grounds to believe (based on such information obtained from the investor concerning the investor’s age, investment objectives, other investments, financial situation, needs or any other information known by Selected Dealer after due inquiry) that: (A) such person is in a financial position appropriate to enable such person to realize to a significant extent the benefits described in the Prospectus, including the tax benefits where they are a significant aspect of the Feeder Fund; (B) the investor has a fair market net worth sufficient to sustain the risks inherent in the Feeder Fund, including loss of investment and lack of liquidity; (C) the purchase of the Shares is otherwise suitable for such person; and (D) such person meets the suitability standards set forth in the Prospectus and imposed by the state in which the investment by such investor is made. Selected Dealer further will use its best efforts to determine the suitability and appropriateness of an investment in the Shares of each proposed investor solicited by a person associated with Selected Dealer by reviewing documents and records disclosing the basis upon which the determination as to suitability was reached as to each proposed investor, whether such documents and records relate to accounts which have been closed, accounts which are currently maintained or accounts hereinafter established. In making the determinations as to financial qualifications and as to suitability required by the NASAA Guidelines, Selected Dealer may rely on representations from investment advisers who are not affiliated with Selected Dealer, banks acting as trustees or fiduciaries, and information it has obtained from a prospective investor, including such information as the investment objectives, other investments, financial situation and needs of the proposed investor, or any other information known by Selected Dealer after due inquiry.
Notwithstanding the foregoing, Selected Dealer shall not execute any transaction with GCIF 2021 or any additional Feeder Fund in a discretionary account without prior written approval of the transaction by the customer.

(b)
Maintenance of Records. Selected Dealer shall maintain, for at least six years or for a period of time not less than that required in order to comply with all applicable federal, state and other regulatory requirements, whichever is later, a record of the information obtained to determine that an investor meets the suitability standards imposed on the offer and sale by it of the Shares in GCIF 2021 and each additional Feeder Fund (both at the time of the initial subscription and at the time of any additional subscriptions) and a representation of the investor that the investor is investing for the investor’s own account or, in lieu of such representation, information indicating that the investor for whose account the investment was made met the suitability standards. Selected Dealer may satisfy its obligation by contractually requiring such information to be maintained by the investment advisers or banks discussed above. Selected Dealer further agrees to comply with the record keeping requirements of the Exchange Act, including, but not limited to, Rules 17a-3 and 17a-4 promulgated under the Exchange Act. Selected Dealer agrees to make such documents and records available to the Dealer Manager, the Master Fund and the Feeder Fund upon request, and representatives of the Commission, FINRA and applicable state securities administrators upon Selected Dealer’s receipt of an appropriate document subpoena or other appropriate request for documents from any such agency.

3.	Delivery of Prospectus and Approved Sales Literature.

(a)	Delivery of Prospectus and Approved Sales Literature. Selected Dealer will:

(i)
deliver a Prospectus, as then supplemented or amended, for the Feeder Fund in which Shares are then being offered to each person who subscribes for Shares at least five business days prior to the completion of the sale, which is or will be included as Annex B to the Feeder Fund’s subscription agreement (the “Order Form”);

(ii)
promptly comply with the written request of any person for a copy of the Prospectus, as then supplemented or amended, during the period between the initial Effective Date and the termination of the Feeder Fund’s offering;

(iii)
deliver to any person, in accordance with applicable law or as prescribed by any state securities administrator, a copy of any prescribed document included within or incorporated by reference in the Feeder Fund’s Registration Statement and any supplements thereto during the course of the offering;

(iv)	not use any sales materials in connection with the solicitation of purchasers of the Shares in a Feeder Fund except Approved Sales Literature;

(v)
to the extent a Feeder Fund provides Approved Sales Literature, not use such materials unless accompanied or preceded by the Prospectus, as then currently in effect, and as may be supplemented in the future; and

(vi)
not give or provide any information or make any representation or warranty other than information or representations contained in the Prospectus or the Approved Sales Literature. Selected Dealer will not publish, circulate or otherwise use any other advertisement or solicitation material in connection with the offering of Shares in any Feeder Fund without the Dealer Manager’s express prior written approval.

(b)
Agency is Not Created. Nothing contained in this Agreement shall be deemed or construed to make Selected Dealer an employee, agent, representative or partner of the Dealer Manager, the Master Fund, GCIF 2021 or any additional Feeder Fund, and Selected Dealer is not authorized to act for the Dealer Manager, the Master Fund, GCIF 2021 or any additional Feeder Fund.

(c)
Documents Must Be Accompanied or Preceded by a Prospectus. Selected Dealer will not send or provide amendments or supplements to any Prospectus or any Approved Sales Literature to any investor unless it has previously sent or provided a Prospectus and all amendments and supplements thereto to that investor or has simultaneously sent or provided a Prospectus and all amendments and supplements thereto with such Prospectus, amendment, supplement or Approved Sales Literature.

(d)
Broker-Dealer Use Only Material. Selected Dealer will not show to or provide any investor or reproduce any material or writing which is supplied to it by the Dealer Manager and marked “broker-dealer use only,” “institutional” or otherwise bears a legend denoting that it is not to be used in connection with the offer or sale of Shares to members of the public.

(e)
Copies of Prospectuses and Approved Sales Literature. The Dealer Manager will supply Selected Dealer with reasonable quantities of the Prospectus for GCIF 2021 and each additional Feeder Fund in which Shares are then being offered (including any supplements thereto), as well as any Approved Sales Literature, for delivery to investors.

(f)
Prospectus Delivery Requirement. Selected Dealer shall furnish a copy of the current Prospectus, which may include any revised preliminary Prospectus to each person to whom it has furnished a copy of any previous preliminary Prospectus, if applicable, and further agrees that it will mail or otherwise deliver the Prospectuses required for compliance with the provisions of Rule 15c2-8 under the Exchange Act.

4.	Submission of Orders; Right to Reject Orders.

(a)
Minimum Investment. Subject to certain individual state requirements, Shares may be sold only to investors who initially purchase the minimum dollar amount, as described in the Prospectus. With respect to Selected Dealer’s participation in any resales or transfers of the Shares, Selected Dealer agrees to comply with any applicable requirements set forth in Section 2 of this Agreement and to fulfill the obligations pursuant to FINRA Rule 2310.

(b)
Escrow Agreement. The Dealer Manager and each Feeder Fund have entered into, or will enter into an agreement to escrow subscription proceeds (“Escrow Agreement”) pending the acceptance of subscribers as Shareholders. UMB Bank, N.A. is currently designated as the agent (“Escrow Agent”) to manage the escrow account (“Escrow Account”). In connection with each sale, an Order Form together with a check payable to: UMB Bank N.A., as Escrow Agent for Guggenheim Credit Income Fund 2021, or UMB Bank, N.A., as Escrow Agent for any additional Feeder Fund in which Shares are then being offered, as described in the Feeder Fund’s Prospectus shall be transmitted to the transfer agent, as further described below, at the address provided in the Order Form. To the extent a Feeder Fund’s Prospectus otherwise provides for modes of payment than as set forth in this Section 5(b) above, such terms shall control with respect to the Feeder Fund.

When Selected Dealer’s internal supervisory procedures are conducted at the site at which the Order Form and check were initially received by Selected Dealer from the subscriber, Selected Dealer shall transmit the Order Form and check to the transfer agent by the end of the next business day following receipt of the check and Order Form. When, pursuant to Selected Dealer’s internal supervisory procedures, Selected Dealer’s final internal supervisory procedures are conducted at a different location (the “Final Review Office”), Selected Dealer shall transmit the check and Order Form to the Final Review Office by the end of the next business day following Selected Dealer’s receipt of the Order Form and check. The Final Review Office, by the end of the next business day following its receipt of the Order Form and check, will forward the Order Form and check to the transfer agent. If any Order Form solicited by Selected Dealer is rejected by the Dealer Manager, or the Feeder Fund, then the Order Form and check will be returned to the rejected subscriber within 10 business days from the date of rejection.
Subject to the foregoing, Selected Dealer shall forward original checks together with an original Order Form, executed and initialed by the subscriber as provided for in the Order Form, to the transfer agent in the following form: “Guggenheim Credit Income Fund __ c/o DST Systems, Inc., as agent for UMB Bank N.A.” at the address provided in the Order Form.

(c)
Acceptance and Confirmation. All orders, whether initial or additional, are subject to acceptance by and shall become effective upon confirmation by the Feeder Fund in which Shares are then being offered or the Dealer Manager, each of which reserve the right to reject any order in their sole discretion for any or no reason. Orders not accompanied by the required instrument of payment for Shares may be rejected. Issuance and delivery of a Share will be made only after a sale of a Share is deemed by the Feeder Fund to be completed in accordance with Section 3(c) of the Dealer Manager Agreement.

If an order is rejected, cancelled or rescinded for any reason, then Selected Dealer will return to the Dealer Manager any selling commissions, Dealer Manager Fees, or other compensation theretofore paid or reallowed by the Dealer Manager to Selected Dealer with respect to such order, and if Selected Dealer fails to so return any such selling commissions, Dealer Manager Fees, or other compensation, the Dealer Manager shall have the right to offset such amounts owed against future selling commissions, Dealer Manager Fees, or other compensation due and otherwise payable to Selected Dealer (it being understood and agreed that such right to offset shall not be in limitation of any other rights or remedies that the Dealer Manager may have in connection with such failure).

5.	Selected Dealer Compensation.

(a)
Selling Commissions. Subject to the terms and conditions set forth herein and in the Dealer Manager Agreement and, subject to any discounts and other special circumstances described in the “Plan of Distribution” section of the Prospectus for GCIF 2021 and each additional Feeder Fund, the Dealer Manager shall pay a selling commission to Selected Dealer in the percentage of the gross proceeds from the Shares sold by it and accepted and confirmed by the Feeder Fund as set forth in Schedule II to this Agreement. For purposes of this Section 6(a), Shares are “sold” only if an executed Subscription Agreement is accepted by the Feeder Fund and it has thereafter paid the selling commission to the Dealer Manager in connection with such transaction. Selected Dealer hereby waives any and all rights to receive payment of selling commissions due until such time as the Dealer Manager is in receipt of the selling commission from the Feeder Fund for specific Shares sold that are applicable to this Agreement. Selected Dealer affirms that the Dealer Manager’s liability for selling commissions payable, if any, with respect to any Feeder Fund is limited solely to the proceeds of selling commissions receivable that is due to the Dealer Manager in connection with any Shares of such Feeder Fund sold by such Selected Dealer pursuant to this Agreement.

(b)	DRIP Sales. Selected Dealer acknowledges and agrees that no selling commissions will be paid for sales of any Feeder Fund’s distribution reinvestment plan (“DRIP”) Shares.

(c)
Dealer Manager’s Authority to Issue Confirmation. Notwithstanding the foregoing, it is understood and agreed that no commission shall be payable with respect to particular Shares if the Dealer Manager or the Feeder Fund rejects a proposed subscriber’s Subscription Agreement. Accordingly, Selected Dealer shall have no authority to issue a confirmation (pursuant to Exchange Act Rule 10b-10) to any subscriber; such authority resides solely in the Dealer Manager, as the Dealer Manager and processing broker-dealer.

(d)
Reallowance of Portion of Dealer Manager Fee and Payment of Additional Selling Commission. With respect to GCIF 2021, and any other Feeder Fund, the Dealer Manager may, in its sole discretion, re-allow a portion of the Dealer Manager Fee received by it to Selected Dealer as a marketing support fee (the "Marketing Fee") for the sale of the Shares of the Feeder Fund for which Selected Dealer has executed an Acceptance indicating its eligibility to receive a Marketing Fee.

Eligibility to receive the Marketing Fee is conditioned upon the Selected Dealer’s compliance with one or more of the following conditions. Any determination regarding the Selected Dealer’s compliance with the listed conditions will be made by the Dealer Manager, in its sole discretion.

(i)	The Selected Dealer has marketing and support personnel (telemarketers, marketing director, etc.) who assist the Dealer Manager’s marketing team;

(ii)	The Selected Dealer has and uses marketing communications vehicle(s) to promote the Feeder Fund. Vehicles may include, but are not restricted to, newsletters, conference calls, internal mail, etc.;

(iii)	The Selected Dealer will respond to investors’ inquiries concerning monthly statements, valuations, distribution rates, tax, annual reports, reinvestment and redemption rights and procedures;

(iv)	The Selected Dealer will assist investors with reinvestments and repurchases; and/or

(v)	The Selected Dealer will provide other services requested by investors from time to time and will maintain the resources necessary to adequately service investors.
Additionally, the Dealer Manager, in its sole discretion, may pay an Additional Selling Commission (the “Additional Selling Commission”) with respect to the Shares of any Feeder Fund for which an Additional Selling Commission is permitted in the “Plan of Distribution” section of the Feeder Fund’s Prospectus. The Additional Selling Commission will be calculated and paid quarterly in an amount as set forth in such Feeder Fund’s Prospectus.
All determinations regarding the payment of the Additional Selling Commission will be made by the Dealer Manager in good faith in its sole discretion. The Selected Dealer agrees to promptly notify the Dealer Manager upon becoming aware that a Share is repurchased or no longer outstanding. Payment of the Additional Selling Commission with respect to the Shares sold in a Feeder Fund’s primary offering will terminate on the earlier of:

(i)
the date at which, in the aggregate, underwriting compensation from all sources, including the Additional Selling Commission and any organization and offering fee paid for underwriting and underwriting compensation paid in the offering, equals 10% of the gross proceeds from the primary offering (i.e., the gross proceeds from the offering excluding proceeds from sales of Shares pursuant to a DRIP), calculated as of the same date that the Feeder Fund calculates the aggregate Additional Selling Commission; and

(ii)	the date at which a liquidity event occurs as described in the Prospectus of the Feeder Fund.

(iii)	the date that such Share is repurchased or is no longer outstanding;

(iv)
the date when the aggregate upfront selling commission, Dealer Manager fees, and Additional Selling Commissions together equal 8% (or such other amount, as determined by the Advisor) of the actual price paid for such Share; or

(v)	the date when Guggenheim Partners Investment Management, LLC no longer serves as our investment advisor.
The Dealer Manager shall be responsible for tracking compliance with FINRA’s 10% underwriting compensation limit and reporting such information to the Feeder Funds.
By Selected Dealer’s written acceptance of Schedule II, the Selected Dealer agrees to and does release, indemnify and hold each Feeder Fund harmless from and against any and all direct or indirect liabilities or losses resulting from requests, directions, actions or inactions of or by the Selected Dealer or its officers, employees or agents regarding Selected Dealer’s responsibilities hereunder or the purchase, redemption, transfer or registration of Shares for which the Selected Dealer is receiving the Additional Selling Commission (or orders relating to the same) by or on behalf of clients, except such requests, directions, actions or inactions in reliance upon or related to the printed materials supplied by the Feeder Fund. The Selected Dealer and its employees will, upon request, be available during normal business hours to consult with the applicable Feeder Fund or its designees concerning the performance of its responsibilities.
The Selected Dealer will furnish GCIF 2021 or the additional Feeder Fund or its designees with such information as GCIF 2021 or the additional Feeder Fund or its designees may reasonably request (including, without limitation, periodic certifications confirming the provision to clients of the services described herein) and will otherwise cooperate with the fund and its designees (including, without limitation, any auditors designated by the fund), in connection with the preparation of reports to the fund’s Board of Trustees concerning Schedule II and the monies paid or payable by the fund pursuant thereto, as well as any other reports or filings that may be required by law.
Any such provision for the reallowance of a portion of the Dealer Manager Fee as a Marketing Fee and the payment of the Additional Selling Commission shall be referenced in a Schedule II to this Agreement.
The Dealer Manager may, in its sole discretion, request a Feeder Fund in which Shares are then being offered to reimburse the Selected Dealer for reasonable accountable bona fide due diligence expenses, provided such expenses have actually been incurred, are supported by detailed and itemized invoices provided to the Feeder Fund and the Dealer Manager, and the Feeder Fund or the Dealer Manager had previously given its prior written approval of incurrence of such expenses.

(e)
Marketing Expenses. Certain marketing expenses, such as Selected Dealer conferences, may be advanced to Selected Dealer and later deducted from the portion of the Dealer Manager Fee re-allowed to that Selected Dealer. If the offering of Shares in a Feeder Fund is not consummated, Selected Dealer will repay any such advance to the extent not previously expended on marketing expenses. Any such advance shall be deducted from the maximum amount of the Dealer Manager Fee that may otherwise be re-allowable to Selected Dealer.

Notwithstanding anything herein to the contrary, as to any Feeder Fund, Selected Dealer will not be entitled to receive any Dealer Manager Fee and/or Additional Selling Commission which would cause the aggregate amount of selling commissions, dealer manager fees, Additional Selling Commission’s and other forms of underwriting compensation (as defined in accordance with applicable FINRA rules) received by the Dealer Manager and all Selected Dealers to exceed 10.0% of the gross proceeds raised from the sale of Shares in the Feeder Fund’s primary offering.

(f)
Limitations on Dealer Manager’s Liability for Commissions. The Master Fund, GCIF 2021 and each additional Feeder Fund will not be liable or responsible to Selected Dealer for the payment of any selling commissions or Additional Selling Commissions or any reallowance of Dealer Manager Fees to Selected Dealer. It is the sole and exclusive responsibility of the Dealer Manager for the payment of selling commissions and Additional Selling Commissions or any reallowance of Dealer Manager Fees to Selected Dealer.

Selected Dealer hereby waives any and all rights to receive payments of commissions and the reallowance of the Marketing Fee until the Dealer Manager is in receipt of the related selling commissions and Dealer Manager Fee from a Feeder Fund in which Shares are then being offered. Selected Dealer acknowledges and agrees that the Dealer Manager’s liability for commissions and any Marketing Fee payable to Selected Dealer is limited solely to commissions received and the portion of the Dealer Manager Fee which represents the Marketing Fee received by the Dealer Manager from the Feeder Fund in connection with Selected Dealer’s sale of the Feeder Fund’s Shares.

(g)
RIA Sales. In the event Selected Dealer has an affiliated registered investment advisor (“RIA”) which is recommending the purchase of Shares to an investor who has agreed to pay compensation for investment advisory or other financial services and the Selected Dealer elects to waive the selling commissions and the Marketing Fee, none of which will be paid on the sale, then the Selected Dealer must execute the RIA Addendum which is attached hereto as Schedule III.

7.
Reserved Shares. The number of Shares, if any, to be reserved for sale by each Selected Dealer may be decided by the mutual agreement, from time to time, of the Dealer Manager and the Feeder Fund in which Shares are then being offered. The Dealer Manager reserves the right to notify Selected Dealer by United States mail or by other means of the number of Shares, if any, reserved for sale by Selected Dealer. Such Shares will be reserved for sale by Selected Dealer until the time specified in the Dealer Manager’s notification to Selected Dealer. Sales of any reserved Shares after the time specified in the notification to Selected Dealer or any requests for additional Shares will be subject to rejection in whole or in part by the Dealer Manager and the Feeder Fund.

8.	Blue Sky Qualification.

(a)
Notice of Blue Sky Qualification. The Dealer Manager will inform Selected Dealer as to the jurisdictions in which the Dealer Manager has been advised by GCIF 2021 and each additional Feeder Fund that the Shares have been qualified for sale or are exempt under the respective securities or “Blue Sky” laws of such jurisdictions, but the Dealer Manager has not assumed and will not assume any obligation or responsibility as to Selected Dealer’s right to act as a broker and/or dealer with respect to any Feeder Fund’s Shares in any such jurisdiction. Selected Dealer agrees that Selected Dealer will not make any offers or sell any Shares except in jurisdictions in which the Dealer Manager may advise Selected Dealer that the Feeder Fund’s offering has been qualified or is exempt and in which Selected Dealer is legally qualified to make offers and further agrees to assure that each person to whom Selected Dealer sells Shares (at both the time of the initial purchase as well as at the time of any subsequent purchases) meets any special suitability standards which apply to sales in a particular jurisdiction, as described in the Blue Sky Survey and the Subscription Agreement.

Neither the Dealer Manager, the Master Fund, GCIF 2021 nor any additional Feeder Fund assumes any obligation or responsibility in respect of the qualification of the Shares covered by a Feeder Fund’s Prospectus under the laws of any jurisdiction or Selected Dealer’s qualification to act as a broker and/or dealer with respect to the Shares in any jurisdiction. The Blue Sky Survey for each Feeder Fund, which has been or will be furnished to Selected Dealer, indicates the jurisdictions in which it is believed that the offer and sale of Shares covered by the Prospectus for that Feeder Fund are exempt from, or require action under, the applicable Blue Sky or securities laws thereof, and what action, if any, has been taken with respect thereto.

(b)
Selected Dealer’s Compliance Obligation. It is understood and agreed that under no circumstances will Selected Dealer, as a Selected Dealer, engage in any activities hereunder in any jurisdiction in which Selected Dealer may not lawfully so engage or in any activities in any jurisdiction with respect to the Shares in which Selected Dealer may lawfully so engage unless Selected Dealer has complied with the provisions hereof.

8.
Dealer Manager’s Authority. Subject to the Dealer Manager Agreement, the Dealer Manager shall have full authority to take such action as it may deem advisable with respect to all matters pertaining to the offering of Shares in GCIF 2021 and each additional Feeder Fund or matters arising thereunder. The Dealer Manager shall not be under any liability to Selected Dealer (except (i) for its own lack of good faith and (ii) for obligations expressly assumed by the Dealer Manager hereunder) for or in respect of the validity or value of or title to, the Shares; the form of, or the statements contained in, or the validity of, the Registration Statement, the Prospectus or any amendment or supplement thereto, or any other instrument executed by GCIF 2021 or any additional Feeder Fund or by others; the form or validity of the Dealer Manager Agreement or this Agreement; the delivery of the Shares; the performance by the Master Fund, the Feeder Funds or by others of any agreement on its or their part; the qualification of the Shares for sale under the laws of any jurisdiction; or any matter in connection with any of the foregoing; provided, however, that nothing in this paragraph shall be deemed to relieve the Master Fund, GCIF 2021, any additional Feeder Fund or the Dealer Manager from any liability imposed by the Securities Act. No obligations or liability on the part of the Master Fund, GCIF 2021 or any additional Feeder Fund or the Dealer Manager shall be implied or inferred herefrom.

9.	Indemnification.

(a)
Incorporation of Indemnification Obligations Under the Dealer Manager Agreement. Under the Dealer Manager Agreement, GCIF 2021 and the additional Feeder Funds have agreed to indemnify Selected Dealer and the Dealer Manager and each of their respective Indemnified Parties, in certain instances and against certain liabilities, including liabilities under the Securities Act in certain circumstances. Selected Dealer hereby agrees to indemnify the Master Fund, GCIF 2021, the additional Feeder Funds and each of their Indemnified Parties as provided in the Dealer Manager Agreement and to indemnify the Dealer Manager to the extent and in the manner that Selected Dealer agrees to indemnify the Master Fund, GCIF 2021 and the additional Feeder Funds in the Dealer Manager Agreement.

(b)
Selected Dealer’s Indemnification and Hold Harmless Obligation. In furtherance of, and not in limitation of the foregoing, Selected Dealer will indemnify, defend and hold harmless the Dealer Manager, the Master Fund and the Feeder Funds and their officers, directors, employees, members, partners, affiliates, agents and representatives, and each person, if any, who controls such entity within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and each person who has signed a Registration Statement for a Feeder Fund (“Indemnified Parties”), from and against any losses, claims, damages or liabilities to which any of the Indemnified Parties may become subject, under the Securities Act or the Exchange Act, or otherwise, insofar as such losses, claims and expenses (including the reasonable legal and other expenses incurred in investigating and defending any such claims or liabilities), damages or liabilities (or actions in respect thereof) arise out of or are based upon:

(i)
in whole or in part, any material inaccuracy in the Selected Dealer’s representations or warranties contained in this Agreement or any material breach of a covenant contained herein by Selected Dealer;

(ii)
subject to clause (iii), below, any untrue statement or any alleged untrue statement of a material fact contained in any Registration Statement or any post-effective amendment thereto or in any Prospectus or any amendment or supplement to the Prospectus; or in any Approved Sales Literature; or in any Blue Sky Application or other document executed by GCIF 2021 and the additional Feeder Funds or on their behalf specifically for the purpose of qualifying any or all of a Feeder Fund’s Shares for sale under the securities laws of any jurisdiction or based upon written information furnished by the Master Fund, GCIF 2021 or the additional Feeder Funds under the securities laws thereof;

(iii)
the omission or alleged omission to state a material fact required to be stated in any Registration Statement or any post-effective amendment thereof to make the statements therein not misleading or the omission or alleged omission to state a material fact required to be stated in the Prospectus or any amendment or supplement to the Prospectus to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that in each case described in clauses (ii) and this (iii) to the extent, but only to the extent, that such untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Master Fund, GCIF 2021, an additional Feeder Fund or the Dealer Manager by Selected Dealer specifically for use with reference to Selected Dealer in the preparation of the Registration Statement or any such post-effective amendments thereof, the Prospectus or any such amendment thereof or supplement thereto, any Approved Sales Literature or any Blue Sky Application;

(iv)	any use of sales literature, including “broker-dealer use only” or institutional materials, by Selected Dealer that is not Approved Sales Literature;

(v)
any untrue statement made by Selected Dealer or Selected Dealer’s representatives or agents or omission by Selected Dealer or Selected Dealer’s representatives or agents to state a fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading in connection with the offer and sale of the Shares in each case, other than statements or omissions made in conformity with the Registration Statement, Prospectus, Approved Sales Literature or any other materials or information furnished by or on behalf of the Dealer Manager, the Master Fund, GCIF 2021 and the additional Feeder Funds; or

(vi)
any failure by Selected Dealer to comply with applicable laws governing money laundry abatement and anti-terrorist financing efforts in connection with the offering of Shares in a Feeder Fund, including applicable FINRA Rules, Exchange Act Rules and Regulations and the USA PATRIOT Act of 2001 (the “PATRIOT Act”).

Selected Dealer will reimburse the aforesaid parties for any reasonable legal or other expenses incurred in connection with investigation or defense of such loss, claim, damage, liability or action. This indemnity agreement will be in addition to any liability which Selected Dealer may otherwise have.

(c)
Notice of Claim. Promptly after receipt by any indemnified party under this Section 10 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 10, promptly notify the indemnifying party of the commencement thereof; provided, however, the failure to give such notice shall not relieve the indemnifying party of its obligations hereunder except to the extent it shall have been prejudiced by such failure.

In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled, to the extent it may wish, jointly with any other indemnifying party similarly notified, to participate in the defense thereof, with separate counsel. Such participation shall not relieve such indemnifying party of the obligation to reimburse the indemnified party for reasonable legal and other expenses incurred by such indemnified party in defending itself, except for such expenses incurred after the indemnifying party has deposited funds sufficient to effect the settlement, with prejudice, of, and unconditional release of all liabilities from, the claim in respect of which indemnity is sought. Any such indemnifying party shall not be liable to any such indemnified party on account of any settlement of any claim or action effected without the consent of such indemnifying party, such consent not to be unreasonably withheld or delayed.

(d)
Reimbursement. An indemnifying party under this Section 10 shall be obligated to reimburse an indemnified party for reasonable legal and other expenses as follows: the indemnifying party shall pay all legal fees and expenses reasonably incurred by the indemnified party in the defense of such claims or actions; provided, however, that the indemnifying party shall not be obligated to pay legal expenses and fees to more than one law firm in connection with the defense of similar claims arising out of the same alleged acts or omissions giving rise to such claims notwithstanding that such actions or claims are alleged or brought by one or more parties against more than one indemnified party.

If such claims or actions are alleged or brought against more than one indemnified party, then the indemnifying party shall only be obliged to reimburse the expenses and fees of the one law firm (in addition to local counsel) that has been selected by a majority of the indemnified parties against which such action is finally brought; and in the event a majority of such indemnified parties is unable to agree on which law firm for which expenses or fees will be reimbursable by the indemnifying party, then payment shall be made to the first law firm of record representing an indemnified party against the action or claim. Such law firm shall be paid only to the extent of services performed by such law firm and no reimbursement shall be payable to such law firm on account of legal services performed by another law firm.

10.
Contribution. If the indemnification provided for in Section 10 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, the contribution provisions set forth in Section 8 of the Dealer Manager Agreement shall be applicable.

11.
The Master Fund and the Feeder Funds as Parties to Agreement. The Master Fund, GCIF 2021 and the additional Feeder Funds shall each be a third party beneficiary of Selected Dealer’s representations, warranties, covenants and agreements contained in Sections 10 and 11 hereof, and shall have all enforcement rights in law and in equity with respect to those portions of this Agreement as to which it is a third party beneficiary.

12.	Privacy Laws; Compliance.

(a)	Selected Dealer agrees to:

(i)
abide by and comply with (A) the privacy standards and requirements of the Gramm-Leach-Bliley Act of 1999 (the “GLB Act”); (B) the privacy standards and requirements of any other applicable federal or state law; and (C) Selected Dealer’s own internal privacy policies and procedures, each as may be amended from time to time;

(ii)
refrain from the use or disclosure of nonpublic personal information (as defined under the GLB Act) of all customers, except as necessary to service the customers or as otherwise necessary or required by applicable law; and

(iii)
determine which customers have opted out of the disclosure of nonpublic personal information by periodically reviewing and, if necessary, retrieving an aggregated list of such customers (the “List”) as provided by each to identify customers that have exercised their opt-out rights.

If any party uses or discloses nonpublic personal information of any customer for purposes other than servicing the customer, or as otherwise required by applicable law, that party will consult the List to determine whether the affected customer has exercised his or her opt-out rights. Each party understands that it is prohibited from using or disclosing any nonpublic personal information of any customer that is identified on the List as having opted out of such disclosures.

13.
Anti-Money Laundering Compliance Programs. Selected Dealer represents to the Dealer Manager and to the Master Fund, GCIF 2021 and the additional Feeder Funds that it has established and implemented an anti-money laundering compliance program (“AML Program”) in accordance with Section 352 of the PATRIOT Act and FINRA Rule 3310, that complies with applicable anti-money laundering laws and regulations, including, but not limited to, the customer identification program requirements of Section 326 of the PATRIOT Act, the suspicious activity reporting requirements of Section 356 of the PATRIOT Act, and the laws, regulations and Executive Orders administered by the Office of Foreign Assets Control (“OFAC”) of the U.S. Department of Treasury (collectively, “AML/OFAC Laws”). Selected Dealer hereby covenants to remain in compliance with the AML/OFAC Laws and shall, upon request by the Dealer Manager and/or the Master Fund, GCIF 2021 or any additional Feeder Fund, provide a certification to the Dealer Manager and/or GCIF 2021 or the Feeder Fund that, as of the date of such certification, its AML Program is compliant with the AML/OFAC Laws.

Upon request by the Dealer Manager and/or the Master Fund, GCIF 2021 or any additional Feeder Fund at any time, Selected Dealer will (i) furnish a written copy of its AML Program, or a summary of its AML Program, to the Dealer Manager and/or the Master Fund and/or the Feeder Fund for review, and (ii) furnish any information that the Dealer Manager and/or the Master Fund and/or the Feeder Fund may request to satisfy applicable AML/OFAC laws.

14.
Electronic Signatures and Electronic Delivery of Documents. If Selected Dealer has adopted or adopts a process by which persons may authorize certain account-related transactions and/or requests, in whole or in part, by “Electronic Signature” (as such term is defined by the Electronic Signatures in Global and National Commerce Act, 15 U.S.C. 7001 et seq., the Uniform Electronic Transactions Act, as promulgated by the Uniform Conference of Commissioners on Uniform State Law in July 1999 and as adopted by the relevant jurisdiction(s) where Selected Dealer is licensed, and applicable rules, regulations and/or guidance relating to the use of electronic signatures issued by the SEC, FINRA and NASAA including, as applicable, the NASAA Statement of Policy Regarding Use of Electronic Offering Documents And Electronic Signatures, adopted May 8, 2017 (“NASAA Statement of Policy”), as amended (collectively, “Electronic Signature Law”)), to the extent that GCIF 2021 and each additional Feeder Fund allows the use of Electronic Signature, in whole or in part, Selected Dealer represents that:

(a)	each Electronic Signature will be genuine;

(b)	each Electronic Signature will represent the signature of the person required to sign the Subscription Agreement or other form to which such Electronic Signature is affixed;

(c)	Selected Dealer will comply with all applicable the terms of the Electronic Signature Law, including but not limited to:

(i)
before completion of any Subscription Agreement, Selected Dealer must review with the prospective investor all appropriate documentation related to the prospective investment including documents on how to complete the Subscription Agreement;

(ii)
the Selected Dealer will have established a mechanism to ensure a prospective investor reviews all required disclosures and scrolls through the document in its entirety prior to initialing or signing the Subscription Agreement;

(iii)
in the event of discovery of a Security Breach, as defined in the NASAA Statement of Policy, at any time in any jurisdiction, Selected Dealer will take prompt action to (A) identify and locate the breach; (B) secure the affected information; (C) suspend the use of the particular device or technology that has been compromised until information security has been restored; and (D) provide notice of the security breach to any investor whose confidential personal information has been improperly accessed in connection with the security breach and to the securities administrator of each state in which an affected investor resides;

(iv)
maintain written policies and procedures covering the use of electronic offering documents, subscription agreements, and electronic signatures that incorporate relevant requirements of the Electronic Signature Law;

(v)
store electronic Prospectuses and offering documents in a non-rewritable and non-erasable format and provide for retention of electronically signed documents in compliance with the Electronic Signature Law;

(vi)	employ an authentication process to establish signer credentials;

(vii)	employ security features that protect signed records from alteration;

(viii)	an investor or prospective investor shall expressly opt-in to the Selected Dealer’s electronic signature process and may terminate his or her participation at any time;

(ix)	Selected Dealer shall not condition investment in GCIF 2021 or any additional Feeder Fund on participation in the Selected Dealer’s electronic signature process; and

(d)	Selected Dealer agrees to the Electronic Signature Use Indemnity Agreement attached as Schedule V hereto.
If Selected Dealer intends to use electronic delivery to distribute the Prospectus or other documents related to GCIF 2021 and each additional Feeder Fund to any person, Selected Dealer will comply with all applicable rules, regulations and/or guidance relating to the electronic delivery of documents issued by the SEC, FINRA, NASAA and individual state securities administrators and any other applicable laws or regulations related to the electronic delivery of offering documents including, as appropriate, Electronic Signature Law. In particular, and without limitation, Selected Dealer shall comply with the requirements under the NASAA Statement of Policy, including but not limited to compliance with the following:

(a)
a sale of Shares shall not be completed until at least five business days after the Prospectus has been delivered to the investor and Selected Dealer shall employ safeguards to ensure compliance herewith;

(b)
obtain and document its receipt of the informed consent to receive documents electronically of investors or prospective investors, which documentation shall be maintained by Selected Dealer and made available to GCIF 2021 and each additional Feeder Fund and/or the Dealer Manager upon request;

(c)	ensure the investor or prospective investor receives timely, adequate, and direct notice when a Prospectus has been delivered; and

(d)
maintain evidence of delivery by keeping records of its electronic delivery of the Prospectus and make those records available to GCIF 2021 and each additional Feeder Fund and/or the Dealer Manager upon request.

16.	Miscellaneous.

(a)
Ratification of Dealer Manager Agreement. Selected Dealer hereby authorizes and ratifies the execution and delivery of the Dealer Manager Agreement by the Dealer Manager as Dealer Manager for itself and on behalf of all Selected Dealers (including the Selected Dealer that is a party hereto) and authorizes the Dealer Manager to agree to any variation of its terms or provisions and to execute and deliver any amendment, modification or supplement thereto. Selected Dealer hereby agrees to be bound by all provisions of the Dealer Manager Agreement relating to Selected Dealers. Selected Dealer also authorizes the Dealer Manager to exercise, in the Dealer Manager’s discretion, all the authority or discretion now or hereafter vested in the Dealer Manager by the provisions of the Dealer Manager Agreement and to take all such actions as the Dealer Manager may believe desirable in order to carry out the provisions of the Dealer Manager Agreement and of this Agreement.

(b)
Termination. This Agreement, except for the provisions of Sections 9 (Dealer Manager’s Authority), 10 (Indemnification), 11 (Contribution), 12 (The Master Fund and the Feeder Funds as Parties to Agreement), 13 (Privacy Laws; Compliance) and this Section 15 (Miscellaneous), may be terminated at any time by any party hereto by two days’ prior written notice to the other party and, in all events, as to a Feeder Fund, this Agreement shall terminate on the termination date of the Dealer Manager Agreement as to the Feeder Fund, except for the provisions of Sections 9, 10, 11, 12, 13 and this Section 15.

(c)	Communications. Any communications from Selected Dealer should be in writing addressed to the Dealer Manager at:
Guggenheim Funds Distributors, LLC
330 Madison Avenue, 10th Floor
New York, New York 10017
Attention: General Counsel
with a copy to:
Kunzman & Bollinger, Inc.
5100 N. Brookline Avenue, Suite 600
Oklahoma City, Oklahoma 73112
Facsimile No: (405) 942-3501
Attention: Wallace W. Kunzman, Jr.
Any notice from the Dealer Manager to Selected Dealer shall be deemed to have been duly given if mailed, communicated by electronic delivery or facsimile or delivered by overnight courier to Selected Dealer at Selected Dealer’s address shown below.

(d)
No Partnership. Nothing herein contained shall constitute the Dealer Manager, Selected Dealer, the other Selected Dealers or any of them as an association, partnership, limited liability company, unincorporated business or other separate entity.

(e)
Notice of Registration Statement Effectiveness. The Dealer Manager will notify Selected Dealer in writing when the initial Effective Date of the offering of Shares in GCIF 2021 and each additional Feeder Fund has occurred. Selected Dealer agrees that Selected Dealer will not make any offers to sell the Shares or solicit purchasers for the Shares until Selected Dealer has received such written notice of the initial Effective Date from the Dealer Manager or the Feeder Fund. This Agreement shall be effective for all sales by Selected Dealer on and after the initial Effective Date of the offering of Shares in GCIF 2021 and each additional Feeder Fund in which Shares are then being offered.

(f)
Transfer Agent. GCIF 2021 and each additional Feeder Fund may authorize its transfer agent to provide information to the Dealer Manager and Selected Dealer regarding record holder information about the clients of Selected Dealer who have invested with the Feeder Fund on an on-going basis for so long as Selected Dealer has a relationship with such client. Selected Dealer shall not disclose any password for a restricted website or portion of a website provided to Selected Dealer in connection with the offering of Shares in GCIF 2021 or any additional Feeder Fund and shall not disclose to any person, other than an officer, director, employee or agent of Selected Dealer, any material downloaded from such restricted website or portion of a restricted website.

(g)
Assignment. Selected Dealer shall have no right to assign this Agreement or any of its rights hereunder or to delegate any of its obligations. Any purported assignment or delegation by Selected Dealer shall be null and void. The Dealer Manager shall have the right to assign any or all of its rights and obligations under this Agreement by written notice of any such assignment to Selected Dealer, and Selected Dealer shall be deemed to have consented to such assignment by execution hereof.

(h)
Counterparts. This Agreement may be executed (including by facsimile transmission) with counterpart signature pages or in counterpart copies, each of which shall be deemed an original but all of which together shall constitute one and the same instrument comprising this Agreement.

(i)
Invalidity. The invalidity or unenforceability of any provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted.

(j)
Strict Performance. The failure of any party to insist upon or enforce strict performance by any other party of any provision of this Agreement or to exercise any right under this Agreement shall not be construed as a waiver or relinquishment to any extent of such party’s right to assert or rely upon any such provision or right in that or any other instance; rather, such provision or right shall be and remain in full force and effect.

(k)
Suspension or Termination of an Offering. Selected Dealer agrees to suspend or terminate the offering and sale of the Shares in the primary offering of GCIF 2021 and each additional Feeder Fund upon request of the Feeder Fund at any time and to resume the offering and sale of its Shares upon subsequent request of the Feeder Fund.

If the foregoing is in accordance with Selected Dealer’s understanding and agreement, please sign and return the attached duplicate of this Agreement. Selected Dealer’s indicated acceptance hereof shall constitute a binding agreement between Selected Dealer and the Dealer Manager. This Agreement will take effect the later of (i) the execution hereof; or (ii) the Effective Date of each Feeder Fund in which Selected Dealer elects to participate as set forth on each Schedule II to this Agreement executed by Selected Dealer.
DEALER MANAGER:
GUGGENHEIM FUNDS DISTRIBUTORS, LLC
By:
Name:
Title:
Date:

[The Selected Dealer’s acceptance of this Agreement is on the next page.]

The undersigned dealer confirms its agreement to act as a Selected Dealer pursuant to all the terms and conditions of the above Selected Dealer Agreement and the attached Dealer Manager Agreement. The undersigned dealer hereby represents that it will comply with the applicable requirements of the Securities Act and the Exchange Act and the published rules and regulations of the Commission thereunder, and applicable blue sky or other state securities laws. The undersigned dealer represents and warrants that the undersigned dealer is duly registered as a broker-dealer under the provisions of the Exchange Act and the Exchange Act Rules and Regulations or is exempt from such registration. The undersigned dealer confirms that it and each salesperson acting on its behalf are members in good standing of FINRA and duly licensed by each regulatory authority in each jurisdiction in which the undersigned dealer or such salesperson will offer and sell Shares, or are exempt from registration with such authorities. The undersigned dealer hereby represents that it will comply with all rules and regulations promulgated by FINRA.

Dated: ____________
Name of Selected Dealer

Federal Identification Number
By:
Name:
Authorized Signatory
Kindly have checks representing commissions forwarded as follows (if different than above): (Please type or print)
Name of Firm:
Address:
Street

City

State and Zip Code

(Area Code) Telephone No.
Attention:
SCHEDULE I
Selected Dealer represents and warrants that it is currently licensed as a broker-dealer in the following jurisdictions (please check the appropriate boxes):

(i)	☐ all states or the following jurisdictions

☐ Alabama	☐ Montana
☐ Alaska	☐ Nebraska
☐ Arizona	☐ Nevada
☐ Arkansas	☐ New Hampshire
☐ California	☐ New Jersey
☐ Colorado	☐ New Mexico
☐ Connecticut	☐ New York
☐ Delaware	☐ North Carolina
☐ Florida	☐ North Dakota
☐ Georgia	☐ Ohio
☐ Hawaii	☐ Oklahoma
☐ Idaho	☐ Oregon
☐ Illinois	☐ Pennsylvania
☐ Indiana	☐ Rhode Island
☐ Iowa	☐ South Carolina
☐ Kansas	☐ South Dakota
☐ Kentucky	☐ Tennessee
☐ Louisiana	☐ Texas
☐ Maine	☐ Utah
☐ Maryland	☐ Vermont
☐ Massachusetts	☐ Virginia
☐ Michigan	☐ Washington
☐ Minnesota	☐ West Virginia
☐ Mississippi	☐ Wisconsin
☐ Missouri	☐ Wyoming

(ii)	☐ the District of Columbia, ☐ Puerto Rico and ☐ Virgin Islands

SCHEDULE II TO SELECTED DEALER AGREEMENT
FORM OF ACCEPTANCE TO PARTICIPATE IN THE DISTRIBUTION OF
FEEDER FUNDS
Pursuant to Section 2 of the Selected Dealer Agreement, Selected Dealer agrees to participate in the distribution of the fund(s) through the channel(s) selected below. In this regard, the Selected Dealer’s execution of this Acceptance to participate in the Distribution of Feeder Funds (an “Acceptance”) confirms its agreement to act as a Selected Dealer on behalf of the fund(s) through the channel(s) selected below pursuant to all the terms and conditions of the Selected Dealer Agreement and Dealer Manager Agreement.
☐ CHECK THIS BOX IF THE SELECTED DEALER WOULD LIKE TO ELECT TO RECEIVE THE DISTRIBUTION AND SHAREHOLDER SERVICING FEE IN GUGGENHEIM CREDIT INCOME FUND 2016 T (“GCIF 2016 T”)
Distribution and Shareholder Servicing Fee
By checking above for GCIF 2016 T, Selected Dealer represents that it qualifies to receive the quarterly Distribution and Shareholder Servicing Fee in an amount and manner as described and set forth in the “Plan of Distribution” section of GCIF 2016 T’s Prospectus, subject to the conditions set forth in Section 6(d) of the Selected Dealer Agreement. No amount of Distribution and Shareholder Servicing Fee shall under any circumstances whatsoever be an obligation of GCIF 2021, and Selected Dealer hereby acknowledges and agrees that it may not look to the assets of GCIF 2021 for payment of any Distribution and Shareholder Servicing Fees.
☐ CHECK THIS BOX IF THE SELECTED DEALER WOULD LIKE TO ELECT TO RECEIVE THE ADDITIONAL SELLING COMMISSION IN GUGGENHEIM CREDIT INCOME FUND 2019 (“GCIF 2019”) FOR TRANSACTIONAL ACCOUNTS
The following reflects the Additional Selling Commission (as such term is defined in GCIF 2019’s Prospectus) as agreed upon between the Dealer Manager and the Selected Dealer in connection with sales of Shares of GCIF 2019 for transactional accounts, excluding Shares issued under GCIF 2019’s DRIP.
Additional Selling Commission
By checking above, Selected Dealer elects to continue receive an annualized Additional Selling Commission equal to ___% of GCIF 2019’s then-current net asset value, payable quarterly. By checking above, Selected Dealer also agrees that:

1.	Notwithstanding the foregoing, the payment of Additional Selling Commission and the amount of such payment shall be at the sole discretion of the Dealer Manager; and

2.
No amount of Additional Selling Commission shall under any circumstances whatsoever be an obligation of GCIF 2019 or GCIF 2021, and Selected Dealer hereby acknowledges and agrees that it may not look to the assets of GCIF 2019 or GCIF 2021 for payment of any Additional Selling Commissions.

☐ CHECK THIS BOX IF THE SELECTED DEALER AGREES TO PARTICIPATE IN GUGGENHEIM CREDIT INCOME FUND 2021 (“GCIF 2021”) FOR TRANSACTIONAL ACCOUNTS
The following reflects the Selling Commission, Marketing Fee and/or the Additional Selling Commission (as such term is defined in GCIF 2021’s Prospectus) as agreed upon between the Dealer Manager and the Selected Dealer in connection with sales of Shares of GCIF 2021 for transactional accounts, excluding Shares issued under GCIF 2021’s DRIP.
Selling Commission
Subject to the terms and conditions set forth in the Selected Dealer Agreement and the Dealer Manager Agreement and, subject to any discounts and other special circumstances described in the terms of the “Plan of Distribution” section of GCIF 2021’s Prospectus, the Dealer Manager shall pay a Selling Commission to Selected Dealer of ___% of the gross proceeds from the Shares sold by it and accepted and confirmed by GCIF 2021.
Marketing Fee

☐	Check this box if the Selected Dealer qualifies to receive a Marketing Fee of ___% per Share sold, subject to the eligibility conditions set forth in Section 6(d) of the Selected Dealer Agreement.
Additional Selling Commission
☐ By checking this box, Selected Dealer elects to receive an annualized Additional Selling Commission equal to ___% of GCIF 2021’s then-current net asset value, payable quarterly. By checking this box, Selected Dealer also agrees that:

1.	Notwithstanding the foregoing, the payment of Additional Selling Commission and the amount of such payment shall be at the sole discretion of the Dealer Manager; and

2.
No amount of Additional Selling Commission shall under any circumstances whatsoever be an obligation of GCIF 2021, and Selected Dealer hereby acknowledges and agrees that it may not look to the assets of GCIF 2021 for payment of any Additional Selling Commissions.

☐ CHECK THIS BOX IF THE SELECTED DEALER AGREES TO PARTICIPATE IN GUGGENHEIM CREDIT INCOME FUND 2021 (“GCIF 2021”) FOR FEE-BASED ACCOUNTS
The following reflects the Selling Commission and/or Marketing Fee as agreed upon between the Dealer Manager and the Selected Dealer in connection with sales of Shares of GCIF 2021 for fee-based accounts, excluding Shares issued under GCIF 2021’s DRIP. All purchases of Shares shall be subject to a Dealer Manager fee of ___% per Share sold.
Selling Commission
Subject to the terms and conditions set forth in the Selected Dealer Agreement and the Dealer Manager Agreement and, subject to any discounts and other special circumstances described in the terms of the “Plan of Distribution” section of GCIF 2021’s Prospectus, the Dealer Manager shall pay a Selling Commission to Selected Dealer of 0% of the gross proceeds from the Shares sold by it and accepted and confirmed by GCIF 2021.
Marketing Fee

☐	Check this box if the Selected Dealer qualifies to receive a Marketing Fee of ___% per Share sold, subject to the eligibility conditions set forth in Section 6(d) of the Selected Dealer Agreement.

IN WITNESS WHEREOF, the parties have accepted and executed this Acceptance as shown below. This Acceptance shall have effect as of the date on which the Commission first declares effective the registration statement on Form N-2 of the Feeder Fund to which it relates.

DEALER MANAGER:
GUGGENHEIM FUNDS DISTRIBUTORS, LLC
By:
Name:
Title:
Date:

SELECTED DEALER:
(Name of Selected Dealer)
By:
Name:
Title:
Date:

SCHEDULE III TO SELECTED DEALER AGREEMENT
RIA ADDENDUM
The Selected Dealer covenants, warrants and represents, during the full term of this Agreement, that:

1.	The name of the RIA is: ______________________________________________________.

2.	The RIA is affiliated with the Selected Dealer.

3.
Any investment adviser representative of the Selected Dealer’s affiliated RIA who recommends a purchase of Shares to an investor must also be associated with the Selected Dealer as a registered representative and be supervised by the Selected Dealer pursuant to the requirements set forth in the Selected Dealer Agreement.

4.
The sale of any Shares that are recommended by its affiliated RIA must be made by the Selected Dealer pursuant to the Selected Dealer Agreement and reflected on the books and records of the Selected Dealer, regardless of whether the Shares are held with a custodian.

5.
The Selected Dealer shall review and approve the investor’s account with its affiliated RIA as well as the transaction involving the sale of the Shares to the investor, including but not limited to, the activities of its registered representative who also is dually licensed with its affiliated RIA as an investment adviser representative.

6.	The Selected Dealer shall review and approve any outside custodial arrangement in connection with any purchase of Shares recommended by its affiliated RIA.

7.	The Selected Dealer’s affiliated RIA is registered as an investment adviser under the Investment Advisers Act of 1940, as amended (“Investment Advisers Act”).

8.
The Selected Dealer’s affiliated RIA shall comply with all applicable federal and state securities laws, including, without limitation, the disclosure requirements of the Investment Advisers Act, and the provisions thereof requiring disclosure of the compensation to be paid to the RIA.

9.	The Selected Dealer’s affiliated RIA shall maintain the records required by Section 204 of the Investment Advisers Act, and Rule 204-2 thereunder in the form and for the periods required thereby.
IN WITNESS WHEREOF, the parties have executed this Schedule III as shown below.

SELECTED DEALER:	DEALER MANAGER:
(Name of Selected Dealer)	GUGGENHEIM FUNDS DISTRIBUTORS, LLC
By: Name: Title: Date:	By: Name: Title: Date:

SCHEDULE IV TO SELECTED DEALER AGREEMENT
LIST OF ADDITIONAL FEEDER FUNDS SUBJECT TO THE TERMS OF THE SELECTED DEALER AGREEMENT
Pursuant to Section 2 of the Selected Dealer Agreement, notice is given by this Schedule IV of the formation of each new Feeder Fund identified below. Dealer Manager hereby invites Selected Dealer to participate in the public offering of the Shares of the funds identified below. Selected Dealer agrees to notify Dealer Manager of its acceptance of the invitation by executing an additional Schedule II to the Selected Dealer Agreement for the funds identified below in which Selected Dealer elects to participate and returning it to the Dealer Manager.

	Name of Feeder Fund	Date Distribution of Feeder Fund Commenced
a)
b)
c)

This Schedule is only to be completed in conjunction with a new Feeder Fund which may be offered at a future date.

SCHEDULE V TO SELECTED DEALER AGREEMENT
ELECTRONIC SIGNATURE USE INDEMNITY AGREEMENT
Selected Dealer has adopted a process by which clients may authorize certain account-related transactions or requests, in whole or in part, evidenced by Electronic Signature (as such term is defined in Section 15 of this Selected Dealer Agreement). In consideration of the GCIF 2021 and each additional Feeder Fund allowing Selected Dealer and its clients to execute certain account-related transactions and/or requests, in whole or in part, by Electronic Signature, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Selected Dealer does hereby, for itself and its successors and permitted assigns, covenant and agree to indemnify and hold harmless the Master Fund, GCIF 2021, each additional Feeder Fund, the Dealer Manager, each of their affiliates and each of their and their affiliates’ officers, directors, trustees, agents and employees, in whatever capacity they may act, from and against any and all claims (whether groundless or otherwise), losses, liabilities, damages and expenses, including, but not limited to, costs, disbursements and reasonable counsel fees (whether incurred in connection with such claims, losses, liabilities, damages and expenses or in connection with the enforcement of any rights hereunder), arising out of or in connection with the Selected Dealer’s representations or covenants set forth in Section 15 of this Selected Dealer Agreement or the representations described below.
The Selected Dealer represents that it will comply with all applicable terms of Electronic Signature Law as outlined in Section 15 of this Selected Dealer Agreement. Selected Dealer represents that GCIF 2021 and each additional Feeder Fund may accept any Electronic Signature without any responsibility to verify or authenticate that it is the signature of Selected Dealer’s client given with such client’s prior authorization and consent. Selected Dealer represents that GCIF 2021 and each additional Feeder Fund may act in accordance with the instructions authorized by Electronic Signature without any responsibility to verify that Selected Dealer’s client intended to give the Electronic Signature for the purpose of authorizing the instruction, transaction or request and that Selected Dealer’s client received all disclosures required by applicable Electronic Signature Law. Selected Dealer agrees to provide a copy of each Electronic Signature and further evidence supporting any Electronic Signature upon request by GCIF 2021 and each additional Feeder Fund.

Guggenheim Funds Distributors, LLC
Selected Dealer Agreement    1